                                1,500,000 Shares
                               METATEC CORPORATION

                                of Common Shares


                             UNDERWRITING AGREEMENT


                                                                    May 19, 1995


Legg Mason Wood Walker, Incorporated and
Van Kasper & Company
   As Representatives of the Several Underwriters
c/o Legg Mason Wood Walker, Incorporated
Legg Mason Tower
111 South Calvert Street, 20th Floor
Baltimore, Maryland  21202

Gentlemen:

                 Metatec Corporation, a Florida corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in
Section 9 hereof) named in Schedule I hereto for whom you are acting as representatives (the "Representatives"), 1,500,000 shares (the "Firm Shares") of the Company's Common Shares, $.10 par value (the "Common Stock"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. In addition, the Company proposes to grant to the Underwriters, solely for the purpose of covering over-allotments in the sale of Firm Shares, the option described in
Section 2(b) of this Agreement to purchase up to 225,000 additional shares of Common Stock (the "Option Shares") as set forth below.


                 As the Representatives, you have advised the Company, and the Company is relying on your representation, (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) that you and the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."
<R/>

                 In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

                 1.       Representations and Warranties of the Company.

                          The Company represents, warrants, covenants and agrees
with Underwriters as follows:




                          (a) REGISTRATION STATEMENT AND PROSPECTUS. A
registration statement on Form S-1 (File No. 33-58733 with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act") and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. Copies of such registration statement, including any amendments and supplements thereto, the preliminary prospectuses (meeting the requirements of Rule 430A of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representatives (and to such of the Underwriters which have requested the foregoing from the Company). Such registration statement, hereinafter referred to as the "Registration Statement", which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus, as defined below, has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of prospectus first filed by the Company with the Commission pursuant to Rule 424(b) and Rule 430A of the Act as it may hereafter be supplemented or amended is herein referred to as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective and each form of prospectus that pursuant to Rule 430A of the Act omits certain information is herein referred to as a "Preliminary Prospectus". Any reference herein to the Prospectus shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rules 424(b) and 430A, and during such longer period as the Prospectus may be required to be delivered in connection with the Shares by the Underwriters or any dealer.


                          (b) COMPLIANCE WITH THE ACT. At the effective time of
the Registration Statement and at all times subsequent thereto (except for the period between (a) the occurrence of an event which requires the filing of an amendment to the Registration Statement and (b) the filing thereof, so long as the Company promptly makes such filing and promptly notifies the Representatives of the occurrence of such event), up to and including the Closing Date and the Option Closing Date (as such terms are herein defined), and during such longer period until any post-effective amendment to the Registration Statement shall become effective, the Registration Statement and any post-effective amendment to the Registration Statement) will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations under the Act and will fully comply in all material respects with the applicable provisions of the Act and the Rules and Regulations under the Act, and neither the Registration Statement nor any such amendment will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus as it may be amended or supplemented will at all times up to and including the Closing Date and the Option Closing Date (except for the period between (a) the occurrence of an event which requires the filing of an amendment or supplement to the Prospectus and (b) the filing thereof, so long as the Company promptly makes such filing and promptly notifies the Representatives of the occurrence of such event), and during such longer period as the Prospectus may be required to be delivered in connection with sales of the Shares by the Underwriters or any dealer, fully comply in all material respects with the provisions of the Act and the Rules and Regulations under the Act, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment of, or supplement to, either of them in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or of the Prospectus. It is understood that the statements set forth (a) on the outside cover page of the Prospectus regarding (i) indemnity, (ii) compensation of underwriters and (iii) other information about the underwriting arrangements; (b) on the inside cover page of the Prospectus with respect to stabilization and passive market making;
(c) under the section entitled "Underwriting" regarding the Underwriters and the underwriting arrangements; and (d) under the section entitled "Legal Matters" regarding the identity of counsel for the Underwriters, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement and Prospectus, as the case may be.


                          (c) ORGANIZATION AND QUALIFICATION. Each of the
Company and its wholly owned subsidiary, Metatec/Discovery Systems, Inc. ("Discovery Systems") has been duly incorporated and is validly existing as a corporation under the law of its respective state of incorporation. Each of the Company and Discovery Systems, is in good standing under the law of its respective state of incorporation, with the corporate power and authority


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

to own, lease and operate its properties and conduct its business as described in the Registration Statement. Each of the Company and its subsidiaries (collectively, the "Subsidiaries") is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification except where the failure to so qualify would not have a materially adverse effect upon the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole. Sterling Health Services Corporation ("Sterling Health") and Sterling Investors Corporation ("Sterling Investors"), each subsidiaries of the Company incorporated under the laws of Florida, and Discovery Artists, Inc., a subsidiary of the Company incorporated under the laws of Ohio ("Discovery Artists"), are inactive.

                          (d) SUBSIDIARIES. Exhibit 21 to the Registration
Statement lists all of the Subsidiaries of the Company, other than Discovery Artists. Neither Discovery Artists, Sterling Investors nor Sterling Health constitute a significant subsidiary within the meaning of Rule 1-02(w) of Regulation S-X. Except as set forth on Exhibit 21 to the Registration Statement, the Company or its wholly-owned subsidiary, Discovery Systems, owns all of the issued an outstanding capital stock of each Subsidiary, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.


                          (e) CAPITALIZATION; DESCRIPTION OF SECURITIES. All
issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable (except to the extent that the risk of forfeiture and earnings requirements as described in the Registration Statement affects the full payment or nonassessability of the 600,000 shares of Common Stock issued to Jeffrey M. Wilkins in March, 1993), have been issued in compliance with all Federal and state securities laws, and were not issued in violation of, or subject to, any preemptive rights or other rights to subscribe for or purchase securities that were not provided or waived. The authorized and outstanding capital stock of the Company conforms, and the authorized and outstanding capital stock of the Company will conform as of the Closing Date and, if the Option Shares are purchased, the Option Closing Date in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company). The Firm Shares and the Option Shares (if and to the extent exercised) to be purchased from the Company hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Firm Shares or Option Shares or the issuance and sale thereof. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale or transfer of the Shares in the manner set forth in this Agreement, except as may be required under the Act, the Securities Exchange Act of 1934, as amended (the

"Exchange Act") or under state or other securities or Blue Sky laws. All issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all Federal and state securities laws and were not issued in violation of, or subject to, any preemptive rights or other rights to subscribe for or purchase securities that were not provided or waived. Except as disclosed in the Prospectus, neither the Company nor any Subsidiary has, or will have as of the Closing Date and the Option Closing Date, outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The descriptions of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. The only outstanding shares of capital stock of the Company are 5,275,964 shares of Common Stock, being the sum of the number of shares outstanding at May 15, 1995 and the number of shares issued thereafter in a manner consistent with Section 4(h) hereof.


                          (f) NO STOP ORDER. Neither the Commission nor any
state securities commission in a jurisdiction designated by the Representatives pursuant to Section 4(c) has issued an order preventing or suspending the use of any Preliminary Prospectus related to the proposed offering of the Shares nor instituted proceedings for that purpose.

                          (g) FINANCIAL STATEMENTS. The consolidated financial
statements of the Company and its Subsidiaries (including the unaudited financial statements for the period ended March 31, 1995 (the "Unaudited Financial Statements")), together with related notes and schedules, as set forth in the Preliminary Prospectus, Prospectus and Registration Statement (collectively, the "Company Financial Statements"), present fairly, in all material respects, the consolidated financial position, the changes in stockholders' equity, the results of operations and the changes in cash flows of the Company and its Subsidiaries at the indicated dates and for the indicated periods and comply in all material respects with the requirements of the Act. Each of the Company Financial Statements has been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation in all material respects of results for such periods have been made subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments, none of which will, individually or in the aggregate, be material. The financial statement schedules and summary, selected and statistical financial information and data, and related notes thereto, included in the Preliminary Prospectus, Prospectus and Registration Statement present fairly the information and data shown therein, have been compiled on a basis consistent with the Company Financial Statements presented therein and comply in all material respects with the requirements of the Act. The supporting notes and schedules included in the Preliminary Prospectus, Prospectus and Registration Statement fairly state in all material respects the information required to be stated therein in relation to the financial statements taken as a whole. The financial information included in the Prospectus under the caption "Prospectus Summary" and "Selected Consolidated Financial Data" presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement; and comply with the requirements of the Securities Act and the Rules and Regulations. No other financial statements or schedules are required to be included in the Registration Statement.

                          (h) LITIGATION. There is no action, suit, claim or
proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective officers or any of their properties, assets or rights, before any court or administrative agency or body or otherwise which (A) might result in any materially adverse change in the business, condition (financial or otherwise), operations, earnings, or business prospects of the Company or any of its Subsidiaries or might materially adversely affect their properties, assets or rights, (B) if determined adversely to the Company or any of its Subsidiaries would prevent consummation of the transactions contemplated hereby or (C) is required to be disclosed in the Registration Statement or the Prospectus. There are no contracts or documents of the Company or any of its Subsidiaries that are required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement by the Act or by the Rules and Regulations which have not been accurately described in all material respects in the Prospectus and filed as exhibits to the Registration Statement. The contracts so described in the Prospectus are in full force and effect on the date hereof and neither the Company nor any of its Subsidiaries, nor to the best knowledge of the Company, any other party, is in breach or default under any of such contracts.


                          (i) TITLE TO ASSETS. The Company and its Subsidiaries
have good and marketable title to all of the properties and assets reflected in the Company Financial Statements (or as described in the Registration Statement as owned by such party) subject to no lien, mortgage, pledge, charge or encumbrance of any kind, except those reflected in the Company Financial Statements or referred to in the Registration Statement, other than (A) liens for taxes and assessments not yet due and payable, (B) encumbrances relating to improvements made by the City of Dublin with respect to the Company's property located at 7001 Metatec Boulevard, Dublin, Ohio, (C) legal highways, zoning and building laws, ordinances and regulations, (D) covenants, restrictions, conditions and easements of record which do not unreasonably


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



interfere with the current use made to such properties or assets, or (E) immaterial liens and encumbrances which do not unreasonably impair or interfere with the current use made to such properties or assets, and, with respect to the foregoing item (E), that do not and could not reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is a party to any material lease under which the Company or its Subsidiaries holds properties or assets as lessee.


                          (j) TAXES. The Company and each Subsidiary has filed
all Federal, State, local and foreign income tax returns which have been required be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due except to the extent that any such taxes are currently being contested in good faith and are not material to the Company or any of its Subsidiaries. There is no tax deficiency against the Company or its Subsidiaries and, to the Company's knowledge, there is no reasonable basis for the assertion of any such deficiency that, if determined adversely, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries taken as a whole, and all tax liabilities are adequately provided for on the books of the Company and its Subsidiaries.


                          (k) NO MATERIAL ADVERSE CHANGE. Since the date as of
which information is given in the Registration Statement and the Prospectus,
(A) there has not been any materially adverse development in or affecting the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (B) there has not been any material transaction entered into by the Company or any of its Subsidiaries, other than transactions in the ordinary course of business and transactions disclosed in the Registration Statement, as it may be amended or supplemented,
(C) there has not been any obligation that is material to the Company or any of its Subsidiaries, direct or contingent, incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business and the extension of the Company's $4,000,000 line of credit under its revolving loan agreement to mature in April 1996 (the "Revolving Loan Extension"), (D) there has not been any change in the capital stock or outstanding indebtedness of the Company or any of its Subsidiaries, that is material to the Company or any of its Subsidiaries, except the Revolving Loan Extension, and (E) the Company has not declared, paid or made any dividend or other distribution on its capital stock.

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



The Company has no material contingent obligations which are not disclosed in the Registration Statement.


                          (l) NO VIOLATION. Neither the Company nor any of its
Subsidiaries is in violation of its charter or by-laws or is in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which is material to the Company and its Subsidiaries taken as a whole. The consummation of the transactions herein contemplated and the execution and performance of this Agreement and the fulfillment of the terms hereof have been duly authorized by all necessary shareholder and other corporate action on the part of the Company and the Subsidiaries and do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default or require any payment by the Company or any of the Subsidiaries, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any Subsidiary under (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound and which is material to the Company and its Subsidiaries taken as a whole, or of the charter or by-laws of the Company or any of its Subsidiaries or (ii) any law, order, rule, judgment, decree or regulation applicable to the Company or any of its Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its Subsidiaries or any of their properties except such defaults, conflicts or payments which are not material to the Company and its Subsidiaries taken as a whole.


                          (m) AUTHORIZATIONS. Each approval, consent, order,
authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement or which may be necessary to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws has been obtained or made and is in full force and effect.


                          (n) PERMITS, LICENSES, ETC. The Company and its
Subsidiaries are in possession of, and are operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits ("Governmental Licenses") from governmental authorities which are necessary to the conduct of their business and are material to the Company and its Subsidiaries taken as a whole, all of which are valid and in full force and effect. Neither the Company nor any Subsidiary has received any written notice of proceedings relating to revocation or


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



modification of any such Governmental Licenses. The Company and its Subsidiaries own, possess or have the right to use all patents, trade names, trademarks, service marks, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary information) and other intellectual property, and rights thereto, described or referred to in the Prospectus or which are necessary for the conduct of their business. Neither the Company nor its Subsidiaries have, to the best of their knowledge, infringed, or received any notice of infringement of, any patents, trade names, trademarks, service marks, copyrights or intellectual property of other persons, or rights thereto which may have a material adverse affect on the Company and its Subsidiaries taken as a whole.


                         (o) ACCOUNTANTS. Deloitte & Touche LLP have audited
the Company Financial Statements (except for the Unaudited Financial Statements) filed as part of the Registration Statement and included in the Prospectus, to the extent set forth in its reports contained in the Registration Statement and Prospectus. Deloitte & Touche LLP are independent public accountants as required by the Act and the Rules under the Act. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


                          (p) AUTHORITY. The Company has the full corporate
legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement and the documents contemplated hereby have been duly authorized, executed and delivered by the Company, and constitute its valid and binding obligations, enforceable in accordance with their respective terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (B) as rights to indemnity and contribution may be limited by Federal or state securities laws or principles of public policy.

                          (q) NO STABILIZATION OR MANIPULATION OF PRICE. Neither
the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed to, or which has constituted, or which might

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



reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company or any outstanding securities convertible or exchangeable for the Common Stock.

                          (r) AFFILIATIONS. To the Company's knowledge after due
investigation, none of the officers, directors or 5% or greater shareholders of the Company have any affiliation with the National Association of Securities Dealers, Inc. (the "NASD").

                          (s) INSURANCE. The Company and its Subsidiaries
maintain insurance of the types and in the amounts generally deemed adequate for their respective business, including but not limited to, insurance covering real and personal property owned or leased by the Company or its Subsidiaries against theft, damages, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                          (t) LABOR MATTERS. No labor disturbance by the
employees of the Company or any of its Subsidiaries exists or, to the best of the Company's knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, subassemblers, value added suppliers, subcontractors, original equipment manufacturers, authorized dealers or distributors that would be expected to result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company or its Subsidiaries. No collective bargaining agreement exists with any of the Company's or its Subsidiaries' employees and, to the Company's knowledge, no such agreement is imminent.

                          (u) COMPLIANCE WITH LAWS. Neither the Company nor any
of its Subsidiaries has been advised, or has reason to believe, that it is not conducting business in compliance with all of the laws, rules and regulations of the jurisdiction in which it is conducting business except where failure to be so in compliance would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries taken as a whole.

                          (v) DISTRIBUTION OF MATERIALS. Neither the Company nor
any Subsidiary has distributed or will distribute any prospectus (as such term is defined in the Securities Act and the Rules and Regulations) in connection with the offering and sale of the Shares other than a Preliminary Prospectus or the Prospectus.

                          (w) ILLEGAL CONTRIBUTIONS. Neither the Company nor any
of its Subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any Federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.


                          (x) LOCK-UP AGREEMENTS. Each member of the Board of
Directors of the Company and each officer (as such term is defined in Rule 16a-1(f) under the Exchange Act) of the Company has agreed that such person will not, for a period of 120 days after the date of this Underwriting Agreement (the "Restricted Period"), directly or indirectly sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of, by any means, any shares of Common Stock or announce an intent to sell any shares of Common Stock, without the prior written consent of the Representatives.
Notwithstanding the foregoing, during the Restricted Period, directors and officers may sell shares of Common Stock in private transactions not effected through any broker or dealer and not through any public market or stock exchange and may transfer shares of Common Stock to his or her spouse, children, descendants, parents or grandparents or to a trust for the benefit of one or more of such persons, provided that each transferee agrees in writing to be bound by this lock-up agreement. In addition, A. Grant Bowen, a director of the Company, may sell up to 10,000 shares of the Company's Common Stock, in the aggregate during the Restricted Period (in addition to the other sales permitted in this subparagraph).


                          (y) LISTING OF SHARES. The Firm Shares and the Option
Shares, if any, have been approved for quotation on The Nasdaq Stock Market, subject to official notice of issuance.

                          (z) RELATED TRANSACTIONS. There are no business
relationships or related-party transactions of the nature described in Item 404 of Regulation S-K of the Act, involving the Company and any other persons referred to in said Item 404, that are required to be described in the Prospectus and which have not been so disclosed.


                          (aa) FILING OF REPORTS. Since January 1, 1990, the
Company has filed on a timely basis all reports, statements, forms, schedules and other material required to be filed by it under the Exchange Act, except that the Commission had no record of the filing of the Company's Form 10-Q due September 15, 1992, which the Company refiled in May, 1993, and that the Company filed a Form 8-K on March 28, 1995, which was required to be filed by September 16, 1994. The Company has otherwise complied in all material respects with the Act. All such filings do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                          (ab) EXCHANGE OF CLASS B SHARES. In March 1993, the
Company acquired all previously outstanding shares of its Class B common shares, $.10 par value per share (the "Class B Shares"), in exchange for all of the outstanding common shares of its wholly-owned subsidiary, Silco Real Estate Exchange, Inc. (the "Exchange"). All actions taken by the Company in connection with the Exchange were taken in accordance with all laws and regulations applicable to the Company or the Exchange and, except for conflicts, breaches, defaults or payments which have been waived or which do not exceed $75,000, the Exchange did not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default or require any payment by the Company under (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries was a party or by which the Company or any of its Subsidiaries was bound at the time of the Exchange, or of the charter or by-laws of the Company or any of its Subsidiaries or (ii) any order, rule or regulation applicable to the Company or any of its Subsidiaries or of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its Subsidiaries or any of their properties at the time of the Exchange.

                          (ac) CHAPTER 11 PROCEEDINGS. Discovery Systems
purchased substantially all of the assets of The Wilkins Company, dba Discovery Systems ("The Wilkins Company") pursuant to a Second Amended Plan of Reorganization (the "Plan") confirmed by Order dated April 19, 1989 (the "Confirmation Order"). Discovery Systems has performed in all material respects its obligations, under the Plan and has complied in all material respects with the terms of the Confirmation Order. The bankruptcy case of The Wilkins Company was closed by Order dated February 17, 1993.


                          (ad) ENVIRONMENTAL LIABILITIES. The Company and
its Subsidiaries have received all material permits and filed all material notifications required for handling of Hazardous Waste (as defined below) and have materially complied with all laws and regulations governing the treatment, handling, storage and disposal of Hazardous Wastes and, to the knowledge of the Company and its Subsidiaries, have materially complied with all Environmental Laws (as defined below) (except to the extent that failure to comply with such Environmental Laws would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole). Neither the Company nor any of its Subsidiaries have received any notice from a regulatory agency that it has failed to comply in any material respect with laws or regulations governing the treatment, handling, storage and disposal of Hazardous Waste or, to the knowledge of the Company and its Subsidiaries, any Environmental Law. For purposes of this section, the term "Hazardous Waste" shall have the same meaning as "Hazardous Waste" under the Resource Conservation and Recovery Act, 42 U.S.C. section 6901 et seq. and similar state laws or regulations. No release, leak, discharge, spill, disposal or emission ("Release") of Hazardous Substances has occured in, on , or under any property owned or used by the Company or any of its Subsidiaries which Release (i) had or has a material effect on the value of the property or (ii) may involve remediation or removal costs in excess of an aggregate of $50,000, and all such property is free in all material respects of Hazardous Substances except for those matters as to which the Company has undertaken remedial measures. For purposes of this section, the term "Hazardous Substances" shall have the same meaning as "Hazardous Substances" in the Comprehensive Environment Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. and similar state statutes. As used herein, "Environmental Laws" means any federal, state or local law or regulation applicable to the Company's or the Subsidiaries' business operations or ownership or possession of any of their properties or assets relating to environmental matters.

                          (ae) DIVIDENDS. The Company has not declared, paid or
accrued any dividends or distributions to shareholders and will not hereafter declare, pay or accrue any such dividends or distributions prior to the Closing Date or the Option Closing Date.

                          (af) NASD CONFLICTS. No NASD Member and/or its
associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the common equity of the Company.

                          (ag) Subsidiaries. None of the Company's
Subsidiaries, except for Discovery Systems (collectively, the "Inactive Subsidiaries"), owns any tangible or intangible personal property, real property or other assets. None of the Inactive Subsidiaries has any Liabilities (as defined below) and neither the Company nor Discovery Systems has any Liabilities in respect of such Inactive Subsidiaries. For the purposes hereof, "Liabilities" means all indebtedness, obligations and other liabilities, whether direct or indirect, matured or unmatured, and any loss, damage, cost, contingent liability, loss contingency, unpaid expense, claim, deficiency, guaranty or endorsement of or by any person whether or not ascertainable.


                 Any certificate signed by any officer of the Company or any Subsidiary in such capacity and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company or such Subsidiary to the several Underwriters as to the matters covered thereby.

                 2.       Purchase and Delivery of the Shares.

                          (a) On the basis of the representations, warranties
and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of [$______] per share, the number of Firm Shares set forth opposite the name of each Underwriter in
Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

                          Payment for the Firm Shares to be sold hereunder is to
be made in Baltimore Clearing House funds (next day funds) by certified or bank cashier's checks drawn to the order of the Company for the Shares against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery is to be made at the offices of Legg Mason Wood Walker, Incorporated, Legg Mason Tower, 111 South Calvert Street, 20th Floor, Baltimore, Maryland at 10:00 AM, Baltimore time, on the fifth business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Representatives and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the third full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one full business day prior to the Closing Date. At the election of the Company, settlement for the Shares shall be made in same day funds in accordance with
Section 5(a)(xiii) of this Agreement.

                          It is understood that you have advised the Company,
and the Company is relying on your representation, that each Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares that it has agreed to purchase. It is understood that each of you, individually and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by the Representatives prior to the Closing Date for the Firm Shares (or the Option Shares discussed below) to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

                          (b) In addition, on the basis of the representations
and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) of this Agreement. The option granted hereby may be exercised in whole or in part but only once and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. If the option is exercised as to all or any portion of the Option Shares, the number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the aggregate number of Firm Shares, adjusted by the Representatives in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Baltimore Clearing House funds (next day funds) by certified or bank cashier's check drawn to the order of the Company against delivery of certificates therefor at the offices of Legg Mason Wood Walker, Incorporated, Legg Mason Tower, 111 South Calvert Street, 20th Floor, Baltimore, Maryland. The certificates for the Firm Shares will be delivered in such denominations and in such registration as the Representatives request in writing not later than the third full business day prior to the Option Closing Date, and will be made available for inspection by the Representatives at least one full business day prior to the Option Closing Date. At the election of the Company, settlement for the Option Shares shall be made in same day funds in accordance with Section 5(a)(xiii) of this Agreement.

                          Upon exercise of any option provided for in Section
2(b) hereof, the obligations of the Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment for such Option Shares) to the accuracy of and compliance with the representations and warranties of the Company, to the accuracy of the statements of the Company and officers of the Company, made pursuant to the provisions hereof, to the performance by the Company of its covenants hereunder and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have been furnished with all such documents, certificates and opinions as you may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants of the Company or its compliance with any of the conditions herein contained.

                 3. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deems it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2(b) hereof, the Underwriters will offer them to the public on the foregoing terms.

                 It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with an Agreement Among Underwriters entered into by you and the several other Underwriters.

                 4. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

                          (a) The Company will use its best efforts to cause the
Registration Statement and amendments thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; and it will notify you, promptly after it shall receive notice thereof, of the time when the Registration

Statement or any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed. The Company will
(i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations, a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (ii) not file or publish any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations, (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters. In case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

                          (b) The Company will advise the Representatives
promptly of the receipt of any comments from the Commission, and of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or any Preliminary Prospectus or of the suspension of the qualification of the Shares for offering in any jurisdiction, or of the institution or threatening of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                          (c) The Company will cooperate with the
Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which the Company would be required thereby to qualify to do business or in which the Company would thereby become subject to taxation. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably require for the initial distribution of the Firm Shares and the Option Shares or for such longer period as may be required by law.

                          (d) The Company will deliver to the Representatives,
or such other entity or person as the Representatives may designate, from time to time, without charge, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to the Representatives, or such other entity or person as the Representatives may designate, without charge, during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement, but without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

                          (e) The Company shall comply to the best of its
ability with the Act and the Rules and Regulations, and the Exchange
Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Representatives or counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law; provided that the Company shall make such changes in any such document as the Underwriters upon advice of counsel may reasonably request and, provided the Representatives have received the notification referred to above, you shall notify the Underwriters not to distribute or otherwise use any Prospectus that needs to be amended or supplemented until such amendment or supplement is complete.

                          (f) The Company will make generally available to its
shareholders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise the Representatives, and such of the Underwriters which request the foregoing from the Company, in writing when such statement has been so made available.

                          (g) The Company will, for a period of three years from
the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representatives similar information with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

                          (h) No offering, sale or other disposition by the
Company of any Common Stock or any other class of securities or warrants to purchase any class of securities of the Company will be made during the Restricted Period, directly or indirectly, otherwise than hereunder or with the prior written consent of the Representatives, except that the Company may, without such consent, (i) issue shares of Common Stock upon exercise of options outstanding as of the date hereof and which are identified in the Prospectus (provided that the party exercising such option, if a person referred to in Section 1(x) hereof, is subject to a lock-up agreement of the type described in
Section 1(x) of this Agreement) and (ii) grant options pursuant to existing option plans in accordance with past practice (provided that either any such option cannot be exercised prior to the end of the Restricted Period or the party exercising any such option is subject to a lock-up agreement of the type described in Section 1(x) of this Agreement).

                          (i) The Company will apply the net proceeds from the
sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                          (j) If at any time during the 90 day period after the
Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                          (k) During the course of the distribution of the
Shares, the Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

                          (l) The Company has complied and shall comply with all
of the provisions of Florida H.B. 1771, as codified in Sec. 517.075 Florida Statutes, as amended, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

                 5.       Costs, Expenses and Fees.

                          (a) Whether or not the transactions contemplated by
this Agreement are consummated and regardless of the reason this Agreement is terminated, the Company will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including (i) the fees and expenses of the accountants and counsel for the Company incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; (ii) printing and delivery expenses associated with the Registration Statement and any post-effective amendments thereto, the Preliminary Prospectus, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' Questionnaire, the Power of Attorney, the Selected Dealer Agreement and related documents and the Preliminary Blue Sky Memorandum and any supplement thereto (excluding mailing expenses incurred by Underwriters in connection with sending a Preliminary Prospectus, Prospectus or other document to prospective purchasers of the Shares); (iii) the costs incident to the authentication, issuance, sale and delivery of the Shares to the Underwriters; (iv) all taxes, if any, on the issuance, delivery and transfer of the Shares to be sold by the Company; (v) NASD fees and the fees, expenses and all other costs of qualifying the Shares for sale under the securities or Blue Sky laws of those states in which the Shares are to be offered or sold, including the reasonable fees and disbursements of Underwriters' counsel and such local counsel as may have been reasonably required and retained for such purpose; (vi) the filing fees incident to securing any review or approvals by or from the NASD; (vii) the filing fees of the Commission; (viii) the cost of furnishing to the Underwriters copies of the Registration Statement, Preliminary Prospectuses and Prospectuses as herein provided; (ix) the Company's travel expenses in connection with meetings with the brokerage community and institutional investors; (x) the fees for listing the Shares on The Nasdaq Stock Market; (xi) the cost of printing certificates for the Shares; (xi) the cost and charges of any transfer agent; (xii) the cost of preparing and binding closing binders for the Company, the Representatives and their counsel; (xiii) settlement in same day funds, if desired by the Company; and (xiv) all other costs and expenses reasonably incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Subject to the reimbursement provided for in
Section 5(c) below, the Underwriters agree to pay all fees and expenses of their legal counsel, other than counsel fees and expenses relating to the "Blue Sky" matters referred to in clause (v) above, and all advertising, telephone, travel, clerical or other office costs incurred or to be incurred by the Underwriters or by their sales personnel in connection with the offering of the Shares.

                          (b) The Company shall pay as due any state
registration, qualification and filing fees and any accountable out-of-pocket disbursements in connection with such registration, qualification or filing in the states in which the Representatives shall reasonably determine, to offer or sell the Shares.

                          (c) In the event that the transactions contemplated by
this Agreement are not consummated for any reason, other than as a result of the Underwriters' intentional refusal to proceed without cause or the Underwriters' breach of their obligations under this Agreement, or if the Representatives terminate this Agreement pursuant to Section 10(a) hereof, then the Company shall reimburse the Representatives for its accountable reasonable out-of-pocket expenses associated with the offering contemplated hereby, including, without limitation, reasonable fees and disbursements of counsel for the Underwriters, in an amount not to exceed $150,000. If the Firm Shares are not purchased or the Offering is not consummated as a result of the Underwriters' intentional refusal to proceed without cause or the Underwriters' breach of their obligations under this Agreement, the Representatives shall not be entitled to any expense reimbursement pursuant to the preceding sentence. For purposes of this paragraph, "cause" shall not include the Underwriter's inability to market the Offering where there have not been any events materially adverse to the Company or the financial markets in general. This amount shall be in addition to reimbursement of fees of counsel for the Underwriters incurred in qualifying the Shares under state securities or Blue Sky laws to be paid by the Company to the Representatives pursuant to Section 5(a)(v) above.


                 6. Conditions of Obligations of the Underwriters. The obligation of any of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the date of this Agreement and the Closing Date and the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

                          (a) The Registration Statement shall have become
effective not later than 5:30 p.m. on the date of this Agreement. All filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission; and any request for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters' counsel.

                          (b) All corporate proceedings and other legal matters
in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issuance, sale and delivery of the Shares, shall have been taken to the reasonable satisfaction of Underwriters' counsel, and such counsel shall have been furnished with such documents and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection.

                          (c) The Representatives shall have received on the
Closing Date and the Option Closing Date, as the case may be, the opinion of Baker & Hostetler, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:


                              (i) Each of the Company and Discovery Systems has
been duly incorporated and is validly existing as a corporation under the law of its state of incorporation. Each of the Company and Discovery Systems is in good standing under the law of its respective state of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company and its Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business as described in the Prospectus requires such qualification except where the failure to qualify would not have a materially adverse effect upon the business of the Company and its Subsidiaries taken as a whole.

                              (ii) The Company has authorized and outstanding
capital stock as set forth in the Prospectus under the heading "Capitalization". The outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable except to the extent that the risk of forfeiture and earnings requirement of the 600,000 shares of Common Stock issued to Jeffrey M. Wilkins may affect the full payment or nonassessability of such shares. All of the Shares conform to the description thereof contained in the Prospectus. The certificates for the Shares are in due and proper form under the Florida Business Corporation Act; the Firm Shares and the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for in accordance with the terms of this Agreement; and no preemptive rights of shareholders exist under applicable law or, to the knowledge of such counsel, by agreement or otherwise, with respect to any of the Shares or the issue and sale thereof.

                              (iii) The Registration Statement has become
effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                              (iv) The Registration Statement, the Prospectus
and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial or statistical information included therein).

                              (v) Such counsel does not know of any contracts or
documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required.

                              (vi) Discovery Systems has authorized and
outstanding capital stock as set forth in Schedule II to this Agreement. The outstanding shares of Discovery Systems' capital stock have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of the capital stock of Discovery System was issued in violation of statutory or, to the best of such counsel's knowledge, contractual preemptive rights. To such counsel's knowledge, the ownership of the shares of Discovery Systems' capital stock is as set forth on
Schedule II.

                              (vii) To the knowledge of such counsel, there are
no governmental or legal proceedings pending or threatened against the Company or any of its Subsidiaries of a character which are required to be disclosed in the Registration Statement or the Prospectus, by the Act or the applicable Rules and Regulations, except as described in the Prospectus.

                              (viii) The performance of this Agreement and the
consummation of the transactions herein contemplated (other than performance of the Company's indemnification, contribution or related or similar obligations hereunder, as to which no opinion need be expressed) will not (a) result in any violation of the Company's or Discovery Systems' charter or bylaws, or (b) to such counsel's knowledge, result in the material breach or violation of any of the terms and provisions, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which their properties are bound that is an exhibit to the Registration Statement, or any applicable statute, rule or regulation or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or over any of their properties or operations; provided, however, that no opinion need be rendered concerning state securities or Blue Sky laws.

                              (ix) The Company is not an investment company
within the meaning of the Investment Company Act of 1940, as amended.

                              (x) The Company has the corporate power and
authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Firm Shares or the Option Shares, as the case may be. This Agreement has been duly authorized by all necessary corporate action by the Company, and has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes its valid and binding obligation, enforceable in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (B) as enforceability of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

                              (xi) No approval, consent, order, authorization,
designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                              (xii) To such counsel's knowledge, neither the
Company nor any of its Subsidiaries is presently in material breach of, or in material default under, any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their property is bound that is material to the financial condition, earnings, operations, business or business prospects of the Company and its Subsidiaries taken as a whole.

                              (xiii) To such counsel's knowledge, except as set
forth in the Registration Statement and the Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company, and no holders of securities of the Company have rights to registration of such shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company.

                 For purposes of the opinion set forth in (x) above as it relates to the enforceability of this Agreement, such counsel may assume that the provisions in this Agreement selecting Pennsylvania law as the governing law have selected Ohio law without regard for principles of choice of law.

                 In addition to the matters set forth above, such opinion shall also include a statement to the effect that, although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, as of the time it became effective under the Act, (ii) the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b), or (iii) the Registration Statement, or the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial or statistical information included therein).


                          (d) The Representatives shall have received from
Pepper, Hamilton & Scheetz, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

                              (i) The Company is a corporation validly existing
and in good standing under the laws of the State of Florida.

                              (ii) The issuance and sale of the Shares by the
Company pursuant to this Agreement have been duly authorized by all necessary corporate action and the Shares, upon delivery thereof against payment as provided for in this Agreement, will be validly issued, fully paid and nonassessable.

                              (iii) The Underwriting Agreement has been duly
authorized, executed and delivered by the Company.

                              (iv) To the knowledge of such counsel, no stop
order suspending effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

                              (v) The Registration Statement and the Prospectus
(except for the financial and statistical information referred to above, as to which such counsel need not express any opinion) as of the effective date of the Registration Statement, comply as to form in all material respects with the Act and the Rules and Regulations of the Act relating to registration statements and prospectuses.

                 In addition to the matters set forth above, such opinion shall also include a statement to the effect that, although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement as of the time it became effective under the Act, (ii) the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b), or (iii) the Registration Statement or the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein).

                          (e) The Representatives shall have received at or
prior to the Closing Date from Pepper, Hamilton & Scheetz a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

                          (f) At the time this Agreement is executed and at the
Closing Date and the Option Closing Date, as the case may be, the Representatives shall have received a letter addressed to them individually and as Representatives of the several Underwriters in form and substance reasonably satisfactory to such Representatives (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) from Deloitte & Touche LLP dated as of the date of this Agreement, the Closing Date and the Option Closing Date, as the case may be:

                              (i) confirming that they are independent public
accountants within the meaning of the Act and the Rules and Regulations and stating that the section of the Registration Statement under the caption "Experts" is correct insofar as it relates to them;

                              (ii) stating that, in their opinion, the Company
Financial Statements, together with the related notes and schedules as set forth in the Preliminary Prospectus, the Prospectus and the Registration Statement, examined by them and the summary, selected, and statistical financial information and data, and related notes thereto, to the extent derived from the financial statements examined by them and included in the Preliminary Prospectus, the Prospectus and the Registration Statement, comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;

                              (iii) stating that, on the basis of specified
procedures which included a reading of the Unaudited Financial Statements and the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of such statements), a reading of the minutes of the meetings of the shareholders and the Board of Directors of the Company and audit and compensation committees of such Board, if any, and inquiries to certain officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the Unaudited Financial Statements and related schedules of the Company included in the Preliminary Prospectus, the Prospectus and the Registration Statement (1) do not comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, or (2) were not fairly presented in conformity with generally accepted accounting principles on a basis substantially consistent with that of the audited consolidated Company Financial Statements and related schedules included in the Preliminary Prospectus, the Prospectus and the Registration Statement; or (B) (1) at a specified date, not more than three business days prior to the date of such letter, there was any change in the capital stock or consolidated short-term or long-term debt or any decrease in consolidated net current assets, total assets or stockholders' equity as compared with the amounts shown in the March 31, 1995 unaudited consolidated balance sheet of the Company, other than as set forth in or contemplated by the Registration Statement and Prospectus, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (2) during the period from March 31, 1995 to a specified date not more than three business days prior to the date of such letter, there has been any decrease in revenues or in income from continuing operations or in total or per share net income of the Company as compared with the corresponding period of the prior year other than as set forth in the Registration Statement, or, if there was any such decrease or increase, setting forth the amount thereof; and

                              (iv) stating that they have compared specific
dollar amounts, numbers of shares and other information pertaining to the Company set forth in the Registraion Statement and Prospectus, which have been specified by the Representatives prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting or other records of the Company, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

                          (g) The Representatives shall have received on the
Closing Date and the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                              (i) The representations and warranties of the
Company in this Agreement are true and correct as if made on and as of the Closing Date or any later date on which Option Shares are to be purchased and the Company has complied with all of its covenants contained herein to be complied with prior to Closing and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be.

                              (ii) The Registration Statement has become
effective under the Act, no stop order suspending the effectiveness of the Registration Statement has been issued, and, to his knowledge, no proceedings for such purpose have been taken or are contemplated by the Commission.

                              (iii) He does not know of any litigation
instituted or threatened against the Company or any of its Subsidiaries of a character required to be disclosed in the Registration Statement which is not so disclosed; he does not know of any contract required to be filed as an exhibit to the Registration Statement which is not so filed; and, to his knowledge, the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be.

                              (iv) He has carefully examined the Registration
Statement and the Prospectus and in his opinion, as of the effective date of the Registration Statement, the Registration Statement and the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

                              (v) Except as described in the Registration
Statement or Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (A) any material adverse change in the properties or assets described or referred to in the Registration Statement and the Prospectus or in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business; (B) any transaction which is material to the Company and its Subsidiaries, except transactions entered into in the ordinary course of business; (C) any obligation, direct or contingent, incurred by the Company or any of its Subsidiaries which is material to the Company or its Subsidiaries, except obligations incurred in the ordinary course of business; (D) any change in the capital stock or outstanding indebtedness of the Company or any of its Subsidiaries which is material to the Company or any of its Subsidiaries; or (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries.

                          (h) The Company shall have furnished to the
Representatives such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives or Pepper, Hamilton & Scheetz, counsel for the Underwriters, may reasonably have requested.

                          (i) The Firm Shares, and Option Shares, if any, shall
have been approved by all requisite corporate action by the Company and shall have been approved for quotation upon official notice of issuance on the Nasdaq Stock Market.

                          (j) The Company shall have obtained and delivered to
you an agreement from each member of the Board of Directors of the Company and each officer (as such term is defined in Rule 16a-1(f) under the Exchange Act) of the Company in writing prior to the date hereof, that such person will not, during the Restricted Period, offer to sell, sell, contract to sell or otherwise sell or dispose of, any shares of Common Stock of the Company, any options or warrants to purchase any shares of Company Stock of the Company or any securities convertible into or exchangeable for shares of the Common Stock of the Company owned by such person or entity or with respect to which such person has the power of disposition otherwise than (i) in private transactions not effected through any broker or dealer and not through any public market or stock exchange, or (ii) to his or her spouse, children, descendants, parents or grandparents or to a trust for the benefit of one or more of such persons, provided that each transferee and other person acquiring shares of Common Stock agrees in writing to be bound by such lock-up agreement. Each such person shall also agree and consent to the entry of stop transfer instructions with the Company's transfer agent against the transfer of shares of Common Stock held by such person except in compliance with the foregoing restrictions. In addition,
A. Grant Bowen, a director of the Company, may sell up to 10,000 shares of the Common Stock, in the aggregate during the Restricted Period (in addition to other sales permitted in this subparagraph).

                          (k) The NASD shall have indicated that it had no
objection to the underwriting arrangements pertaining to the sale of the Shares and the participation by the Underwriters in the sale of the Firm Shares and the Option Shares.

                          (l) There shall have been duly tendered to the
Representatives for the respective accounts of the Underwriters certificates representing all of the Shares to be purchased by the Underwriters on the Closing Date or any Option Closing Date, as the case may be.

                          The opinions and certificates mentioned in this
Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Pepper, Hamilton & Scheetz, counsel for the Underwriters.

                          If any of the conditions hereinabove provided for in
this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram or by facsimile at or prior to the Closing Date or the Option Closing Date, as the case may be, and any such termination shall be without liability of any party to any other party, except to the extent provided in Sections 5 and 8 of this Agreement, which Sections shall survive such termination.

                 7. Conditions of the Obligations of the Company. The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the condition that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.


                 8.       Indemnification and Contribution.

                          (a) The Company agrees to indemnify and hold harmless
each Underwriter and their respective officers, directors, employees and agents, and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act (each Underwriter and each such other person or entity previously described in this Paragraph 8(a) is hereinafter sometimes referred to as an "Indemnified Underwriter Person" and collectively as the Indemnified Underwriter Persons") from and against all claims, liabilities, losses or damages (or actions or proceedings in respect thereof) to which any such Indemnified Underwriter Person may become subject under the Act or otherwise, insofar as such claims, liabilities, losses or damages (or actions or proceedings in respect thereof) arise out of, are related to or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, (iii) any enforcement of any of the Underwriters' rights hereunder, or (iv) any misrepresentation with respect to or breach or violation of the representations, warranties and covenants of the Company set forth in this Agreement or any Certificate delivered pursuant to this Agreement, or (v) any written misrepresentations of the Company, or the officers, directors, employees or agents (other than any Indemnified Underwriter Person) of the Company in such capacities in connection with the offering and sale of the Shares, and will reimburse each Indemnified Underwriter Person for any legal or other expenses reasonably incurred by such Indemnified Underwriter Person in connection with investigating or defending any such claim, liability, loss, damage, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such claim, liability, loss or damage arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives and specifically approved in writing by the Representatives for use in the preparation thereof and provided further that the indemnification contained in this paragraph with respect to, based on or arising out of an untrue statement or omission or alleged untrue statement or omission in a Preliminary Prospectus shall not inure to the benefit of any Underwriter or Indemnified Underwriter Person with respect to a claim made by a third party if
(i) a copy of the Prospectus, as amended or supplemented, shall have been received by the Representatives prior to the date on which the Representatives shall be required by the Act and the Rules and Regulations to deliver such Prospectus, (ii) such Prospectus, as amended or supplemented shall not have been delivered or sent to the person making claims or seeking damages or to impose liabilities or losses within the time required by the Act and the Rules and Regulations, (iii) the untrue statement or omission or the alleged untrue statement or omission was corrected in the Prospectus, as amended or supplemented and (iv) the delivery of such Prospectus would have constituted a complete defense to the claim asserted by such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                          (b) Each Underwriter will indemnify and hold harmless
the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (each of the Company and each such other person or entity previously described in this Paragraph 8(b) is hereinafter sometimes individually referred to as an "Indemnified Company Person" and collectively as the Indemnified Company Persons"), from and against all claims, liabilities, losses or damages (or actions or proceedings in respect thereof) to which any such Indemnified Company Person may become subject under the Act or otherwise, insofar as such claims, liabilities, losses or damages (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse each Indemnified Company Person for any legal or other expenses reasonably incurred by such Indemnified Company Person in connection with investigating or defending any such claim, liability, loss, damage, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives and specifically approved in writing by the Representatives for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                          (c) In case any proceeding (including any governmental
investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense; provided, however, that the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to counsel for the indemnifying party) for all such indemnified parties. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                          (d) If the indemnification provided for in this
Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any claims, liabilities, losses or damages (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such claims, liabilities, losses or damages (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such claims, liabilities, losses or damages (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that in the event the Underwriters shall have purchased any Option Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters from the sale of such Option Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                          The Company and the Underwriters agree that it would
not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the order and method of the equitable considerations referred to above in this
Section 8(d). The amount paid or payable by an indemnified party as a result of the claims, liabilities, losses or damages (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                          (e) In any proceeding relating to the Registration
Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

                          (f) Each indemnifying party agrees that it will not
settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought from it by an indemnified party (whether any indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party hereunder from all liability arising out of such claim, action, suit or proceeding.

                          (g) If any personnel of any indemnified party appear
as witnesses, are deposed or are otherwise involved in any action (except to the extent that it is finally judicially determined that such action resulted from such indemnified party's gross negligence or willful misconduct) against any indemnified party, the indemnifying party agrees to reimburse such indemnified party for all expenses (including fees and expenses of counsel) incurred by it by reason of any of its personnel being involved in any such action and will compensate such person for time spent by its employees preparing for and testifying as witnesses in any deposition or proceeding at the indemnified party's customary rates, as the case may be.

                 9. Default by Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your best efforts to procure within 24 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 24 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this
Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 10. Termination. This Agreement may be terminated by the Representatives by notice to the Company as follows:

                          (a) at any time prior to the Closing Date if any of
the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any materially adverse change or any development involving a prospective materially adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, operations, management, business or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business,
(ii) any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States would, in the Representatives' reasonable judgment, make the offering or delivery of the Shares impracticable, (iii) suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market or the over-the-counter market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representatives' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company and its Subsidiaries taken as a whole, (v) declaration of a banking moratorium by either federal or New York State authorities, (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Representatives' reasonable opinion has a material adverse effect on the securities markets in the United States; (vii) or trading in any securities of the Company shall have been suspended or halted by the NASDAQ Stock Market or the Commission; or


                          (b)     as provided in Sections 6 and 9 of this
Agreement.


                          This Agreement also may be terminated by the
Representatives, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events descried in subparagraph
(a) above or as provided in Sections 6 and 9 of this Agreement.

                 11. Default by the Company. If the Company shall fail at the Closing Date to sell and deliver the number of Offered Shares that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party except to the extent provided in Section 5 and except that the provisions of Section 8 shall remain in effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.


                 12. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed or sent by facsimile and confirmed (postage and costs prepaid) as follows: if to the Underwriters, to Legg Mason Wood Walker, Incorporated, Legg Mason Tower, 111 South Calvert Street - 20th Floor, Baltimore, Maryland 21202,
Attention: Edmund J. Cashman, Jr., Facsimile (410) 539-4508, with a copy to Pepper, Hamilton & Scheetz, 3000 Two Logan Square, Philadelphia, Pennsylvania 19103, Attention: Barry M. Abelson, Esquire, Facsimile (215) 981-4750, if to the Company, to Metatec Corporation, 7001 Metatec Boulevard, Dublin, Ohio,
Attention: Jeffrey M. Wilkins, Facsimile (614) 766-3146, with a copy to Baker & Hostetler, 65 East State Street, Columbus, Ohio 43215, Facsimile (614) 462-2616,
Attention: Gary A. Wadman, Esquire.


                 13. Governing Law: Waiver of Trial by Jury: Severability. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof. For the purpose of expediting the resolution of any controversy, claim or dispute arising out of or related to this Agreement or the transactions or agreements contemplated hereby, the Company and the Underwriters hereby waive trial by jury. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining terms and provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction.

                 14. Successors. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

                 15. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the matters governed hereby. All section headings used herein are for convenience and ease of reference only and do not constitute part of this Agreement and shall not be referred to for the purpose of defining, interpreting, construing or enforcing any of the provisions of this Agreement.

                 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. One or more counterparts of this Agreement may be delivered by facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                               Very truly yours,

                                               METATEC CORPORATION


                                               By
                                                  -------------------------
                                                  Name:  William H. Largent
                                                  Title: Vice President, Finance

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

LEGG MASON WOOD WALKER, INCORPORATED
VAN KASPER & COMPANY
As Representatives of the
several Underwriters listed
on Schedule I hereto

By:   Legg Mason Wood Walker, Incorporated

By:
      ------------------------------
      Authorized Representative

By:   Van Kasper & Company

By:
      ------------------------------
      Authorized Representative

                                   SCHEDULE I

                            Schedule of Underwriters

                                                                 Number of
                                                                Firm Shares
Underwriter                                                   to be Purchased
- -----------                                                   ---------------
Legg Mason Wood Walker, Incorporated
Van Kasper & Company

Total                                                            1,500,000
                                                                 =========

                                   SCHEDULE II




               METATEC/DISCOVERY SYSTEMS, INC. -- Jurisdiction of Incorporation, Authorized Capital and Percentage Ownership



                                                                   Authorized
Subsidiary              Jurisdiction            % Ownership          Capital
- ----------              ------------            -----------        ----------
Metatec/Discovery
Systems, Inc.               Ohio                    100%               500


                                  SCHEDULE III

                    Subsidiaries of the Company, Jurisdiction of Incorporation, Authorized Capital and Percentage Ownership

                                                                      Authorized
Subsidiary                            Jurisdiction    % Ownership      Capital
- ----------                            ------------    -----------     ----------

Metatec/Discovery
Systems, Inc.                            Ohio             100%

Sterling Investors
Corporation                              Florida          100%

Sterling Health
Service Corporation                      Florida           80%